Exhibit 10.3

AMENDMENT AGREEMENT DATED JULY 13, 2007
BETWEEN BLACKHAWK AND SMH CAPITAL INC.

SMH CAPITAL INC.

July 13, 2007

Dr. Craig A. Zabala
Chairman of the Board, President
and Chief Executive Officer
Blackhawk Capital Group BDC, Inc.
14 Wall Street
New York, New York 10005

Dear Sirs:

Reference is made to the agreement dated October 31, 2006 ("Agreement") between Sanders Morris Harris Inc., a Texas corporation ("SMH") and Blackhawk Capital Group BDC, Inc., a Delaware corporation (the "Company") and a business development company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), pursuant to which SMH has acted as financial adviser and placement agent to the Company for the Company's sale of a maximum amount of 5,000,000 shares of its common stock ("Securities") to accredited investors in the Company's Regulation E Offering ("Offering") under the Securities Act of 1933, as amended ("Securities Act"). The Agreement was supplemented by a letter agreement dated January 27, 2007 ("First Amendment") between SMH and the Company relating to the participation of Janney Montgomery Scott in the Offering.

The purpose of this letter agreement ("Second Amendment") is to amend Sections 2 and 3 of the Agreement relating to fees and expenses, and to clarify other provisions of the Agreement. The parties agree that Section 2 of the Agreement will be deleted in its entirety and replaced with the following:

2.
Fees and Non-Exclusivity. The Company shall not be responsible for the payment of any fees (whether advisory fees or placement agent fees) to SMH for any Securities placed by SMH between the date of this Agreement and July 16, 2007. SMH expressly waives any fees for placing Securities during this period. For Securities placed by SMH during the period from July 17, 2007 until the earlier of the termination of the Offering or the termination of this Agreement, the Company will pay SMH a cash fee equal to 9.00% of the gross proceeds of any Securities placed by SMH (consisting of a 2.00% advisory fee and a 7.00% placement agent fee). Any fee contemplated in the above sentence will be referred to as the "Financing Fees." Any Financing Fees payable to SMH will be due at the last and final closing of the Offering and shall be payable to SMH by the Company. No placement agent fee of 7.00% shall be payable by the Company to SMH for (i) investors introduced to SMH by the Company; (ii) Securities purchased in the Offering by the Company's officers, directors, controlling stockholders or affiliates; and (iii) Securities purchased in the offering by any investor identified by the Company irrespective of whether such investor is introduced to SMH or not. However, the 2.00% advisory fee shall be payable by the Company to SMH for Securities purchased by investors listed in category (i) in the prior sentence. The parties acknowledge and agree that SMH will not be entitled to any fees (whether placement agent fees or advisory fees) on debt conversions by the Company's affiliate, The Concorde Group, Inc. SMH's services pursuant to this Agreement and the Offering shall be non-exclusive.

The parties agree that Section 3 of the Agreement will be deleted in its entirety and replaced with the following:

3.
Expenses. The Company shall not be responsible for paying any expenses of SMH relating to this Agreement or the Offering, except for expenses in the amount of $2,300 incurred by SMH prior to July 16, 2007 which will be paid at the end of the Offering upon delivery of valid receipts.

The following paragraph at the top of page 5 of the Agreement shall be deleted in its entirety:

The Company shall have the right to identify investors with which it has affiliations who would be suitable accredited investors for the Offering ("Company-Introduced Investors"), and introduce these investors to SMH for the Offering. In the event that SMH and the Company decide that these investors are suitable for the Offering and purchase Securities in the Offering, fees shall be due to SMH respecting Securities purchased by Company-Introduced Investors pursuant to Section 2 above.

The parties further agree that as to Exhibit A of the Agreement, (i) the reference to minimum Offering amount and shares shall be reduced from $3,500,000 and 3,500,000 respectively, to $500,000 and 500,000, respectively; and (iv) the reference to the Company filing a registration statement shall be deleted in its entirety.

Except as amended and supplemented by the First Amendment and this Second Amendment, the terms of Agreement shall remain in effect.

If this Second Amendment reflects our mutual understanding, please execute two copies in the space indicated below and return one to us.

Very truly yours,

SMH CAPITAL INC.

/s/ RICHARD J. KELLY
Richard J. Kelly
Managing Director-Financial Services

Accepted and agreed to as of July 13, 2007.

BLACKHAWK CAPITAL GROUP BDC, INC.

/s/ Craig A. Zabala
Dr. Craig A. Zabala
Chairman of the Board, President
And Chief Executive Officer